Exhibit 4.1 135664769v7 THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. OTHER THAN IN RESPECT OF A TRANSFER TO ONE OR MORE TEMASEK ENTITY (AS DEFINED IN THE CREDIT AGREEMENT), THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT OR ANY EXEMPTION TO THE ACT THAT IS APPLICABLE AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY. CLASS A COMMON STOCK WARRANT Warrant No. 002 Number of Shares: 2,000,000 Subject to adjustment as set forth below RENT THE RUNWAY, INC. Effective as of January 31, 2023 Void after January 31, 2030 1. Issuance. This Class A Common Stock Warrant (this “Warrant”) is issued to DOUBLE HELIX PTE LTD (hereinafter “Holder”) by RENT THE RUNWAY, INC., a Delaware corporation (hereinafter with its successors called the “Company”), in connection with, and in consideration of the agreements in, that certain Ninth Amendment to Credit Agreement, dated as of January 31, 2023 (the “Ninth Amendment”), which amends that certain Credit Agreement, dated as of July 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Ninth Amendment, the “Credit Agreement”), among Double Helix PTE LTD, as agent, the lenders from time to time party thereto and the Company, as borrower. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement. 2. Purchase Price; Number of Shares. (a) The Holder is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase, on one or more occasions, in whole or in part, from the Company, at a price per share of $5.00 (the “Purchase Price”), 2,000,000 fully paid and nonassessable shares of Class A Common Stock, $0.001 par value (“Class A Common Stock”).

2 135664769v7 (b) Until such time as this Warrant is exercised in full or expires, the Purchase Price and the number and type of securities issuable upon exercise of this Warrant are subject to adjustment as set forth in Section 9. 3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, or (ii) in accordance with, and pursuant to, Section 4. 4. Net Exercise Election. The Holder may elect to receive, without the payment by Holder of any additional consideration, shares of Class A Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net exercise election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable shares of Class A Common Stock as is computed using the following formula: 𝑋 = 𝑌 (𝐴 − 𝐵) 𝐴 Where X = the number of shares of Class A Common Stock to be issued to Holder pursuant to this Section 4. Y = the number of shares of Class A Common Stock covered by this Warrant in respect of which the net exercise election is made pursuant to this Section 4. A = the Fair Market Value (defined below) of one share of Class A Common Stock, as determined at the time the net exercise election is made pursuant to this Section 4. B = the Purchase Price in effect under this Warrant at the time the net exercise election is made pursuant to this Section 4. “Fair Market Value” of a share of Class A Common Stock as of the relevant date of determination (the “Determination Date”) shall mean: (i) If the Company’s Class A Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), then the fair market value shall be the closing price or last sale price of a share of Class A Common Stock of the Company reported for the Business Day immediately before the date on which Holder delivers this Warrant with the subscription form annexed hereto duly executed to the Company; and (ii) if the Company’s Class A Common Stock is not traded on a Trading Market, then the fair market value shall be determined in good faith by the Company’s board of directors, after consulting with the Company’s existing third party auditors and financial advisors. 5. Partial Exercise. This Warrant may be exercised in part, and Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

3 135664769v7 6. Fractional Shares. In no event shall any fractional share of Class A Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Class A Common Stock, then the shares to be issued shall be rounded down to the nearest whole share, and the Company shall pay to Holder an amount computed by multiplying the fractional interest by the applicable Fair Market Value (as determined in accordance with Section 4 hereof). 7. Expiration Date. This Warrant shall expire upon the earlier to occur of: (i) the close of business on January 31, 2030 and (ii) immediately prior to the closing of a Change of Control Transaction (as defined in the Company’s Twelfth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time) (the earlier of such dates, the “Expiration Date”). Upon the Expiration Date, this Warrant shall be deemed exercised in full pursuant to a net exercise election pursuant to Section 4 and, whether or not any shares of Class A Common Stock are issuable as result thereof, shall thereafter be terminated, void and of no further effect. 8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Class A Common Stock as will be sufficient to permit the exercise of this Warrant in full upon such exercise. The Company further covenants that such shares will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. 9. Adjustments. The Purchase Price and the number shares of Class A Common Stock purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9: (i) Stock Splits. If after the date hereof the Company shall subdivide the Class A Common Stock, by split-up or otherwise, into a greater number of shares, then the number of shares of Class A Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased, and the Purchase Price shall forthwith be proportionately decreased. (ii) Stock Combinations. If after the date hereof the Company shall combine the Class A Common Stock, by combination, reverse stock split or otherwise, into a smaller number of shares, then the number of shares of Class A Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately decreased, and the Purchase Price shall forthwith be proportionately increased. (iii) Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Holder, so that Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Class A Common Stock which might have been purchased by Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of Holder to the

4 135664769v7 end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net exercise election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 9, the term “Reorganization” shall include without limitation any reclassification, capital reorganization (other than as a result of a subdivision or stock split provided for in Section 9(i) hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Class A Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company. 10. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Holder as follows: (a) All Class A Common Stock which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Class A Common Stock, shall, upon issuance, be duly authorized, validly issued, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be available such number of shares of the Class A Common Stock, as will be sufficient to permit the exercise in full of this Warrant. (b) The issuance of this Warrant and the issuance of the Class A Common Stock issuable upon exercise hereof, does not entitle any other party to exercise preemptive rights, except to the extent waived prior to the Effective Date. 11. Representations and Warranties of Holder. Holder represents and warrants to the Company as follows: (a) This Warrant and the Class A Common Stock to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Class A Common Stock. (b) Holder is aware of Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access. (c) Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such

5 135664769v7 Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, managers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. (d) Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. (e) Holder understands that this Warrant and the Class A Common Stock issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Class A Common Stock issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act. (f) Holder, as a Holder of this Warrant, will not have any voting rights or any other rights as a holder of Class A Common Stock until the valid exercise of this Warrant, except as expressly set forth in this Warrant. (g) Holder agrees it will keep confidential in accordance with Section 12.10 of the Credit Agreement any confidential information obtained from the Company pursuant to Section 14 of this Warrant. 12. No Rights as a Stockholder. Nothing contained herein shall entitle Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company unless and until the this Warrant shall have been duly exercised and shares of Class A Common Stock are issued by the Company to Holder, and then, only to the extent thereof. 13. Agreement to be Bound. In connection with, and as a condition precedent to, any exercise of this Warrant, Holder agrees to execute all applicable agreements and other documents required to be executed by holders of the Company’s capital stock or requested by the Company, including without limitation a lockup letter agreement with the underwriters in connection with a registered offering of shares of Class A Common Stock by the Company with respect to the shares underlying this Warrant. 14. Notices of Record Date, Etc. In the event of: (a) any action by the Company that would result in an adjustment of the terms of this Warrant pursuant to Section 9;

6 135664769v7 (b) the contemplated date of issuance of any dividend or distribution payable to holders of Common Stock; or (c) a Change of Control, then in each such event the Company will provide or cause to be provided to Holder a written notice thereof. Such notice shall be provided at least ten (10) days prior to the date on which any such action is contemplated to occur. 15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of Holder and the Company. 16. Notices, Transfers, Etc. (a) Any notice or written communication required or permitted to be given to Holder may be given by electronic mail, certified mail or delivered to Holder at the address set forth below: Double Helix Pte Ltd 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 Attention: SAM Ka Yin Telephone: [__] Facsimile: [__] With a copy to: Temasek International (USA) LLC 375 Park Avenue, 14th Floor New York, NY 10152 Attention: Soyoun Ahn and Nicolas Debetencourt Telephone: [__] Facsimile: [__] Electronic Mail: [__] and [__] With a copy to: Proskauer Rose LLP Eleven Times Square New York, New York 10036 Attention: Ji Hye You, Esq. Telephone: [__] Electronic Mail: [__] (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by Holder with respect to any or all of the shares purchasable

7 135664769v7 hereunder; provided, however, that such transferee is a Temasek Entity (as defined in the Credit Agreement). Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by Holder, the Company shall issue a new warrant of the same denomination to the transferee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by Holder for transfer with respect to a portion of the shares of Class A Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant. (d) Without the prior written consent of the Company, in its sole discretion, the Holder shall not transfer this Warrant or any rights hereunder to any person that is, or whose affiliate is, reasonably determined by the Company’s board of directors in its good faith business judgment to be a competitor of the Company, and any such Transfer without such consent shall be null and void. 17. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. 18. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of Holder’s successors, legal representatives and permitted assigns. 19. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in New York, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday. 20. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company agrees to take all such action as may be reasonably necessary or appropriate to ensure that the shares of capital stock issued upon the exercise of this Warrant are validly and legally issued and fully paid and non-assessable.

[Warrant] 135664769v7 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized. RENT THE RUNWAY, INC. By: /s/ Scarlett O’Sullivan Name: Scarlett O’Sullivan Title: Chief Financial Officer

[Warrant] 135664769v7 ACCEPTED AND AGREED: DOUBLE HELIX PTE LTD By: /s/ Alpin Mehta Name: Alpin Mehta Title: Authorized Signatory

1 135664769v7 Subscription To: Date: The undersigned hereby elects to purchase ______________ shares of Class A Common Stock of RENT THE RUNWAY, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below. The undersigned hereby represents and warrants to the Company that the representations and warranties made by Holder contained in Section 11 of the Warrant are true and correct in all respects on and as of the date above. Signature Name for Registration Mailing Address

1 135664769v7 Net Exercise Election Notice To: Date: The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Common Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net exercise election shall be issued in the name of the undersigned or as otherwise indicated below. The undersigned hereby represents and warrants to the Company that the representations and warranties made by Holder contained in Section 11 of the Warrant are true and correct in all respects on and as of the date above. Signature Name for Registration Mailing Address

1 135664769v7 Assignment For value received ___________________________________________ hereby sells, assigns and transfers unto __________________________________________________________________ ______________________________________________________________________________ [Please print or typewrite name and address of Assignee] ______________________________________________________________________________ the attached Warrant, and does hereby irrevocably constitute and appoint _________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises. The undersigned assignee hereby represents and warrants to the Company that the representations and warranties made by Holder contained in Section 11 of the Warrant are true and correct in all respects on and as of the date below. Dated: Signature Name for Registration In the Presence of: